Exhibit 99.1

Cognex Reports Second Quarter 2023 Results

NATICK, Mass.--(BUSINESS WIRE)--August 3, 2023--Cognex Corporation (NASDAQ: CGNX) today reported financial results for the second quarter of 2023. Table 1 below shows selected financial data for Q2-23 compared with Q2-22, and for the first six months of 2023 compared with the same period in 2022.

“We delivered second quarter revenue at the top end of our expected range, gross margin in line with our guidance, and favorable operating expenses leading to a strong sequential step-up in operating margin,” said Robert J. Willett, CEO of Cognex. “However, these results are not representative of the business conditions we are experiencing in our markets, which continue to weaken further.”

Mr. Willett continued, “While we are managing through a challenging operating environment, we remain confident in our strategy, and we continue to invest in long-term growth opportunities.”

Table 1
(Dollars in thousands, except per share amounts)

	Revenue	Net Income	Net Income per Diluted Share	Non-GAAP Net Income per Diluted Share*
Quarterly Comparisons
Current quarter: Q2-23	$242,512	$57,474	$0.33	$0.32
Prior year’s quarter: Q2-22	$274,628	$58,901	$0.34	$0.41
Change: Q2-23 to Q2-22	(12)%	(2)%	(3)%	(22)%
Year-to-Date Comparisons
Six months ended July 2, 2023	$443,636	$83,089	$0.48	$0.45
Six months ended July 3, 2022	$557,035	$126,234	$0.72	$0.83
Change from first six months of 2023 to first six months of 2022	(20)%	(34)%	(33)%	(46)%

* Non-GAAP net income per diluted share excludes discrete tax items in all periods presented, a fire loss in Q2-22 and proceeds from business interruption insurance in Q2-23. A reconciliation from GAAP to Non-GAAP is shown in Exhibit 2 of this news release.

Details of the Quarter

Statement of Operations Highlights – Second Quarter of 2023

  Revenue decreased by 12% from Q2-22, or 10% in constant currency. The decline compared to a strong Q2-22 was primarily due to ongoing softness in e-commerce logistics and weaker demand from our factory automation customers, particularly in the consumer electronics and semiconductor capital equipment markets.
  Gross margin was 74% for Q2-23 compared to 72% for Q2-22. Gross margin returned to our mid-70% target as higher priced inventory sourced through brokers has now worked its way through the P&L.
  Research, Development, & Engineering (RD&E) expenses decreased by 1% from Q2-22. Lower incentive compensation expenses were partially offset by the company’s investment in engineering resources over the past year.
  Selling, General & Administrative (SG&A) expenses increased by 4% from Q2-22. The increase was due primarily to employee-related expenses for the company’s Emerging Customer initiative, including sales force additions, and travel.
  Cognex recorded a pre-tax gain of $2.5 million in Q2-23 for proceeds from business interruption insurance related to the June 2022 fire at our primary contract manufacturer and a non-cash net charge of $17.4 million in Q2-22 for the write-off of company assets destroyed or abandoned because of the fire.
  The effective tax rate was 15% in Q2-23 and 9% in Q2-22. The effective tax rate was 15% and 13% for Q2-23 and Q2-22, respectively, on a Non-GAAP basis excluding discrete tax items and fire-related items in both periods.

Balance Sheet Highlights – July 2, 2023

  Cognex’s financial position as of July 2, 2023 continued to be strong, with $832 million in cash and investments and no debt. In the first six months of 2023, Cognex generated $57 million in cash from operations. In addition, the company spent $49 million to repurchase its common stock and paid $24 million in dividends to shareholders. Cognex intends to continue to repurchase shares of its common stock pursuant to its existing stock repurchase program, subject to market conditions and other relevant factors.

Financial Outlook – Q3 2023

  Cognex expects Q3-23 revenue to be between $180 million and $200 million. This range represents a decrease on a sequential basis primarily driven by further softening of manufacturing investment.
  Gross margin for Q3-23 is expected to be in the low-70% range, a decrease from 74% in Q2-23 driven primarily by operating deleverage and less favorable revenue mix.
  Operating expenses are expected to decrease by low-single digits on a sequential basis despite a further ramp in Emerging Customer investment as we remain diligent about managing discretionary costs.
  The Non-GAAP effective tax rate is expected to be 16%.

Non-GAAP Financial Measures

  Exhibit 2 of this news release includes a reconciliation of certain financial measures from GAAP to non-GAAP. Cognex believes these non-GAAP financial measures are helpful because they allow investors to more accurately compare results over multiple periods using the same methodology that management employs in its budgeting process and in its review of operating results. Non-GAAP presentations exclude certain one-time discrete events, such as a fire loss, proceeds from business disruption insurance, and discrete tax items (because they are outside of Cognex’s normal business operations and not used by management to assess Cognex’s operating results). Cognex also uses results on a constant-currency basis as one measure to evaluate its performance and compares results between periods as if the exchange rates had remained constant period-over-period. Cognex does not intend for non-GAAP financial measures to be considered in isolation, or as a substitute for financial information provided in accordance with GAAP.
  We estimate the tax effect of items identified in the reconciliation by applying the effective tax rate to the pre-tax amount. However, if a specific tax rate or tax treatment is required because of the nature of the item and/or the tax jurisdiction where the item was recorded, we estimate the tax effect by applying the relevant specific tax rate or tax treatment, rather than the effective tax rate.

Analyst Conference Call and Simultaneous Webcast

  Cognex will host a conference call today at 8:30 a.m. Eastern Daylight Time (EDT). The telephone number is (877) 704-4573 (or (201) 389-0911 if outside the United States). A replay will begin at 12:30 p.m. EDT today and will be available until 11:59 p.m. EDT on Sunday, August 6, 2023. The telephone number for the replay is (877) 660-6853 (or (201) 612-7415 if outside the United States). The access code for both the live call and the replay is 13739811.
  A real-time audio broadcast of the conference call or an archived recording will be accessible on the Events & Presentations page of the Cognex Investor website: https://www.cognex.com/Investor.

About Cognex Corporation

Cognex Corporation (“the Company” or “Cognex”) invents and commercializes technologies that address some of the most critical manufacturing and distribution challenges. We are a leading global provider of machine vision products and solutions that improve efficiency and quality in high-growth-potential businesses across attractive industrial end markets. Our solutions blend physical products and software to capture and analyze visual information, allowing for the automation of manufacturing and distribution tasks for customers worldwide. Machine vision products are used to automate the manufacturing or distribution and tracking of discrete items, such as mobile phones, electric vehicle batteries and e-commerce packages, by locating, identifying, inspecting, and measuring them. Machine vision is important for applications in which human vision is inadequate to meet requirements for size, accuracy, or speed, or in instances where substantial cost savings or quality improvements can be gained.

Cognex is the world's leader in the machine vision industry, having shipped more than 4 million image-based products, representing over $10 billion in cumulative revenue, since the company's founding in 1981. Headquartered in Natick, Massachusetts, USA, Cognex has offices and distributors located throughout the Americas, Europe, and Asia. For details, visit Cognex online at www.cognex.com.

Certain statements made in this news release, which do not relate solely to historical matters, are forward-looking statements. These statements can be identified by use of the words “expects,” “anticipates,” “estimates,” “potential,” “believes,” “projects,” “intends,” “plans,” “will,” “may,” “shall,” “could,” “should,” and similar words and other statements of a similar sense. These statements are based on our current estimates and expectations as to prospective events and circumstances, which may or may not be in our control and as to which there can be no firm assurances given. These forward-looking statements, which include statements regarding business and market trends, future financial performance and financial targets, the expected impact of the fire at our primary contract manufacturer's plant on our assets, business and results of operations and related recoveries, customer demand and order rates and timing of related revenue, managing supply shortages, delivery lead times, future product mix, research and development activities, sales and marketing activities, new product offerings and product development activities, cost management, capital expenditures, investments, liquidity, dividends and stock repurchases, strategic and growth plans and opportunities (including our “Emerging Customer” sales initiative), and estimated tax benefits and expenses and other tax matters, involve known and unknown risks and uncertainties that could cause actual results to differ materially from those projected. Such risks and uncertainties include: (1) the reliance on key suppliers, such as our primary contract manufacturer, to manufacture and deliver products; (2) delays in the delivery of our products, the failure to meet delivery schedules, and resulting customer dissatisfaction or loss of sales; (3) the inability to obtain, or the delay in obtaining, components for our products at reasonable prices; (4) the failure to effectively manage product transitions or accurately forecast customer demand; (5) the inability to manage disruptions to our distribution centers or to our key suppliers; (6) the expected impact of the fire at our primary contract manufacturer’s plant and related recoveries; (7) the inability to design and manufacture high-quality products; (8) the loss of, or curtailment of purchases by, large customers in the logistics, consumer electronics, or automotive industries; (9) information security breaches; (10) the failure to comply with laws or regulations relating to data privacy or data protection; (11) the inability to protect our proprietary technology and intellectual property; (12) the inability to attract and retain skilled employees and maintain our unique corporate culture; (13) the technological obsolescence of current products and the inability to develop new products; (14) the failure to properly manage the distribution of products and services, including the management of lead times and delivery dates; (15) the impact of competitive pressures; (16) the challenges in integrating and achieving expected results from acquired businesses; (17) potential disruptions in our business systems; (18) potential impairment charges with respect to our investments or acquired intangible assets; (19) exposure to additional tax liabilities, increases and fluctuations in our effective tax rate, and other tax matters; (20) fluctuations in foreign currency exchange rates and the use of derivative instruments; (21) unfavorable global economic conditions, including increases in interest rates and high inflation rates; (22) business disruptions from natural or man-made disasters, such as fire, or public health issues; (23) economic, political, and other risks associated with international sales and operations, including the impact of trade disputes with China and the war in Ukraine; (24) exposure to potential liabilities, increased costs, reputational harm, and other adverse effects associated with expectations relating to environmental, social, and governance considerations; (25) stock price volatility; and (26) our involvement in time-consuming and costly litigation or activist shareholder activities; and the other risks detailed in Cognex reports filed with the SEC, including its Form 10-K for the fiscal year ended December 31, 2022 and Form 10-Q for the fiscal quarter ended July 2, 2023. You should not place undue reliance upon any such forward-looking statements, which speak only as of the date made. Cognex disclaims any obligation to update forward-looking statements after the date of such statements.

Exhibit 1

COGNEX CORPORATION CONSOLIDATED STATEMENTS OF OPERATIONS (In thousands, except per share amounts)

	Three-months Ended		Six-months Ended
	July 2, 2023	July 3, 2022	July 2, 2023	July 3, 2022
	(unaudited)		(unaudited)
Revenue	$242,512	$274,628	$443,636	$557,035
Cost of revenue (1)	62,829	78,143	120,213	156,933
Gross margin	179,683	196,485	323,423	400,102
Research, development, and engineering expenses (1)	33,585	33,991	72,127	70,045
Selling, general, and administrative expenses (1)	83,423	79,950	166,460	160,785
Loss (recovery) from fire	(2,500)	17,403	(2,500)	17,403
Operating income	65,175	65,141	87,336	151,869
Foreign currency gain (loss)	(1,605)	(2,043)	(1,211)	(2,487)
Investment income	4,095	1,505	7,682	2,973
Other income (expense)	112	(188)	185	(236)
Income before income tax expense	67,777	64,415	93,992	152,119
Income tax expense	10,303	5,514	10,903	25,885
Net income	$57,474	$58,901	$83,089	$126,234

Net income per weighted-average common and common-equivalent share:
Basic	$0.33	$0.34	$0.48	$0.73
Diluted	$0.33	$0.34	$0.48	$0.72

Weighted-average common and common-equivalent shares outstanding:
Basic	172,429	173,507	172,527	173,830
Diluted	173,622	174,993	173,791	175,874

Cash dividends per common share	$0.070	$0.065	$0.140	$0.130

(1) Amounts include stock-based compensation expense, as follow:

	Three-months Ended		Six-months Ended
	July 2, 2023	July 3, 2022	July 2, 2023	July 3, 2022
	(unaudited)		(unaudited)
Cost of revenue	$441	$482	$1,062	$1,045
Research, development, and engineering	3,308	3,851	9,198	8,299
Selling, general, and administrative	8,825	8,664	18,893	18,709
Total stock-based compensation expense	$12,574	$12,997	$29,153	$28,053

Exhibit 2

COGNEX CORPORATION RECONCILIATION OF SELECTED ITEMS FROM GAAP TO NON-GAAP* (Unaudited) (in thousands, except per share amounts)

	Three-months Ended		Six-months Ended
	July 2, 2023	July 3, 2022	July 2, 2023	July 3, 2022

Revenue	$242,512	$274,628	$443,636	$557,035
Cost of revenue	62,829	78,143	120,213	156,933
Gross margin	179,683	196,485	323,423	400,102
Total operating expenses (GAAP)	114,508	131,344	236,087	248,233
Operating income (GAAP)	$65,175	$65,141	$87,336	$151,869
Percentage of revenue (GAAP)	27%	24%	20%	27%
Adjustments to operating expenses:
Loss (recovery) from fire	(2,500)	17,403	(2,500)	17,403
Total operating expenses (Non-GAAP)	117,008	113,941	238,587	230,830
Operating income (Non-GAAP)	$62,675	$82,544	$84,836	$169,272
Percentage of revenue (Non-GAAP)	26%	30%	19%	30%
Other income (expense) (GAAP)	2,602	(726)	6,656	250
Income before income tax expense (GAAP)	67,777	64,415	93,992	152,119
Income tax expense (GAAP)	10,303	5,514	10,903	25,885
Effective tax rate (GAAP)	15%	9%	12%	17%
Net income (GAAP)	$57,474	$58,901	$89,089	$126,234
Income before income tax expense (Non-GAAP)	65,277	81,818	91,492	169,522
Adjustments to income tax expense:
Tax effect of adjustments to operating expenses	433	(2,440)	433	(2,440)
Adjustments due to discrete tax (benefit) expense	399	(2,352)	(3,195)	3,986
Income tax expenses (Non-GAAP)	9,471	10,306	13,665	24,339
Effective tax rate (Non-GAAP)	15%	13%	15%	14%
Net income (Non-GAAP)	$55,806	$71,512	$77,827	$145,183

Net income per diluted weighted-average common and common-equivalent share (GAAP)	$0.33	$0.34	$0.48	$0.72
Per share impact of non-GAAP adjustments identified above	(0.01)	0.07	(0.03)	0.11
Net income per diluted weighted-average common and common-equivalent share (Non-GAAP)	$0.32	$0.41	$0.45	$0.83
Diluted weighted-average common and common-equivalent shares outstanding (GAAP)	173,622	174,993	173,791	175,874

*Non-GAAP information in prior periods has been restated to reflect a different presentation format or calculation. There have been no changes to previously reported GAAP figures.

Exhibit 3

COGNEX CORPORATION CONSOLIDATED BALANCE SHEETS (In thousands)

	July 2, 2023	December 31, 2022
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$177,485	$181,374
Current investments, amortized cost of $195,690 and $223,545 in 2023 and 2022, respectively, allowance for credit losses of $0 in 2023 and 2022	191,474	218,759
Accounts receivable, allowance for credit losses of $602 and $730 in 2023 and 2022, respectively	147,864	125,417
Unbilled revenue	2,243	2,179
Inventories	126,226	122,480
Prepaid expenses and other current assets	73,090	67,490
Total current assets	718,382	717,699
Non-current investments, amortized cost of $481,101 and $476,148 in 2023 and 2022, respectively, allowance for credit losses of $0 in 2023 and 2022	463,494	454,117
Property, plant, and equipment, net	81,638	79,714
Operating lease assets	68,594	37,682
Goodwill	241,582	242,630
Intangible assets, net	10,729	12,414
Deferred income taxes	407,257	407,241
Other assets	6,438	6,643
Total assets	$1,998,114	$1,958,140

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$26,109	$27,103
Accrued expenses	83,605	93,235
Accrued income taxes	19,121	18,129
Deferred revenue and customer deposits	43,439	40,787
Operating lease liabilities	8,188	8,454
Total current liabilities	180,462	187,708
Non-current operating lease liabilities	61,852	31,298
Deferred income taxes	237,357	249,961
Reserve for income taxes	19,239	15,866
Non-current accrued income taxes	18,338	33,008
Other liabilities	403	1,905
Total liabilities	517,651	519,746

Commitments and contingencies
Shareholders’ equity:
Preferred stock, $.01 par value – Authorized: 400 shares in 2023 and 2022, respectively; no shares issued and outstanding	—	—
Common stock, $.002 par value – Authorized: 300,000 shares in 2023 and 2022, respectively; issued and outstanding: 172,293 and 172,631 shares in 2023 and 2022, respectively	345	345
Additional paid-in capital	1,010,973	979,167
Retained earnings	537,947	528,179
Accumulated other comprehensive loss, net of tax	(68,802)	(69,297)
Total shareholders’ equity	1,480,463	1,438,394
Total liabilities and shareholders' equity	$1,998,114	$1,958,140

Contacts

Nathan McCurren
Head of Investor Relations
+1 508-654-1755
Nathan.McCurren@cognex.com